SUBSTITUTE POWER OF ATTORNEY
Pursuant to the terms of a power of attorney, dated July 22, 2021, a copy of which was previously filed (the "Power of Attorney"), the undersigned, Julie P. Pradel, was appointed a true and lawful attorney-in-fact for J. Scott Pruitt (the "Filer"), with full power of substitution, to:
(1) prepare, execute in Filer's name and on Filer's behalf, and file with the U.S. Securities and Exchange Commission (the "SEC") any of the following forms which Filer may be required or permitted to file:

A. Form ID and any other documents necessary or appropriate to obtain codes and passwords enabling Filer to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

B. Forms 3, 4 and 5 or any other reports or statements of beneficial ownership or changes of beneficial ownership necessary or appropriate under Section 16(a) of the Exchange Act; and

C. Form 144, or any other notice of proposed sale of securities or other document necessary or appropriate under Rule 144 of the Securities Act of 1933 (the "Securities Act").

(2) do and perform any and all acts for and on Filer's behalf which may be necessary or desirable to complete and execute any such FormID, 3, 4, 5, or 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority.
In accordance with the authority granted under the Power of Attorney, including the power of substitution, the undersigned hereby appoints Jenarae N. Garland as a substitute attorney-in-fact, on behalf of Filer, with the full power of substitution, to exercise and execute all of the powers granted or conferred to the undersigned in the Power of Attorney.  By signature to this Substitute Power of Attorney, Jenarae N. Garland accepts such appointment.
This Substitute Power of Attorney shall remain in force for so long as Filer may be subject to reporting obligations under Section16(a) of the Exchange Act or the requirements of Rule 144 under the Securities Act, unless earlier expressly revoked by Filer in writing and delivered to Phillips 66.
IN WITNESS WHEREOF, the undersigned have caused this Substitute Power of Attorney to be executed as of this 12th day of October, 2022.

By:  /s/ Julie P. Pradel
Name: Julie P. Pradel
Title: Attorney-in-Fact
       I ACCEPT THIS APPOINTMENT AND SUBSTITUTION:

       By: /s/ Jenarae N. Garland
       Name: Jenarae N. Garland